                                                                   EXHIBIT 11.1

             CALCULATION OF NET LOSS PER COMMON SHARE


                                                               Three Months Ended June 30,
                                                           -----------------------------------
                                                               1996                    1997
                                                               ----                    ----
Net Loss ...............................................   $(1,372,840)             $ (460,474)
Accretion on mandatorily redeemable Series B
  preferred stock, $.01 par value ......................       (10,866)                     --
Dividend on mandatorily redeemable Series C
  senior preferred stock, $.01 par value................      (168,388)                     --
Accretion on mandatorily redeemable Series C
  senior preferred stock, $.01 par value................        (2,845)                     --
                                                          ------------              ----------
Net Loss Attributable to Common Stock ..................  $ (1,554,939)             $ (460,474)
                                                          ============              ==========

Weighted Average Shares Outstanding.....................     3,150,402               7,216,265
                                                             =========               =========

Net Loss Per Common Share...............................         $(.49)                  $(.06)
                                                                 =====                   =====


                                                                Six Months Ended June 30,
                                                           -----------------------------------
                                                               1996                    1997
                                                               ----                    ----
Net Loss ...............................................   $(1,825,979)             $ (500,932)
Accretion on mandatorily redeemable Series B
  preferred stock, $.01 par value ......................       (21,732)                     --
Dividend on mandatorily redeemable Series C
  senior preferred stock, $.01 par value ...............      (339,972)                     --
Accretion on mandatorily redeemable Series C
  senior preferred stock, $.01 par value ...............        (5,690)                     --
                                                          ------------              ----------
Net Loss Attributable to Common Stock.................... $ (2,193,373)             $ (500,932)
                                                          ============              ==========

Weighted Average Shares Outstanding.....................     3,149,635               7,164,414
                                                             =========               =========

Net Loss Per Common Share................................        $(.70)                  $(.07)
                                                                 =====                   =====

              CALCULATION OF WEIGHTED AVERAGE SHARES OUTSTANDING

                                                                                                         Weighted
                                                                  Issue Date        Actual Shares        Average
                                                                  ----------        -------------        -------
 December 31, 1995 Ending Balance  ........................                           3,148,825         3,148,825
 Activity through March 31, 1996   ........................           -                       -                 -
                                                                                      ---------         ---------
 March 31, 1996 Ending Balance  ...........................                           3,148,825         3,148,825
 Activity through June 30, 1996  ..........................         5/15/96               3,124             1,577
                                                                                      ---------         ---------
 June 30, 1996 Ending Balance .............................                           3,151,949         3,150,402
                                                                                      =========         =========
 1996 Year-To-Date Weighted Average                                                                     3,149,635
                                                                                                        =========

 December 31, 1996 Ending Balance  ........................                           6,841,177         6,841,177
 Issuance of over-allotment shares                                  1/25/97             375,000           270,833
                                                                                      ---------         ---------
 March 31, 1997 Ending Balance   ..........................                           7,216,177         7,112,010
 Issuance of over-allotment shares--Remainder                                                --           104,167
 Exercise of stock option  ................................         6/27/97               2,000                88
                                                                                      ---------         ---------
 June 30, 1997 Ending Balance .............................                           7,218,177         7,216,265
                                                                                      =========         =========

 1997 Year-To-Date Weighted Average                                                                     7,164,414
                                                                                                        =========